Exhibit 99.2

Riverview Acquisition Corp. Announces Closing of $250 Million Initial Public Offering

August 10, 2021

MEMPHIS, Tenn.--(BUSINESS WIRE)--Riverview Acquisition Corp. (Nasdaq: RVACU) (the “Company”), a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, announced today the closing of its previously announced initial public offering of 25,000,000 units. The units were sold at a price of $10.00 per unit. The Company’s units began trading on August 6, 2021 on the Nasdaq Capital Market under the symbol “RVACU”. Each unit consists of one share of Class A common stock and one-half of one redeemable warrant. Each whole warrant is exercisable to purchase one share of Class A common stock of the Company at a price of $11.50 per share. Only whole warrants are exercisable and will trade. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on the Nasdaq Capital Market under the ticker symbols “RVAC” and “RVACW,” respectively.

While the Company may pursue an initial business combination target in any industry or geographic region, the Company intends to focus on combining with consumer-focused enterprises, including e-commerce, on the energy services and renewables sector and on the insurance and financial services sector. The Company’s efforts will be focused on finding companies which we believe have significant growth prospects. The Company is led by R. Brad Martin, Chairman and Chief Executive Officer; Charles K. Slatery, President and Chief Investment Officer; and William V. Thompson III, Treasurer, Secretary and Chief Financial Officer.

Cantor Fitzgerald & Co. acted as sole bookrunner for the offering, and Stephens Inc. acted as co-manager. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,750,000 units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the securities was filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on August 5, 2021. The public offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from: Cantor Fitzgerald & Co., Attention Capital Markets, 499 Park Avenue, New York, NY 10022, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Riverview Acquisition Corp.

Riverview Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on consumer-focused enterprises, including e-commerce, on the energy services and renewables sector and on the insurance and financial services sector.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement filed with the SEC and the preliminary prospectus included therein. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Jason Chudoba / Megan Kivlehan

Jason.chudoba@icrinc.com / megan.kivlehan@icrinc.com